THERMON ACQUIRES POWERBLANKET

•Powerblanket is a leading provider of heated blankets built upon patented heat spreading technology and portable industrial chillers with a significant presence in industrial and commercial end-markets

•Complements Thermon’s leading global expertise in thermal management technology while expanding into adjacent product lines and increasing access to growing, diversified end-markets

AUSTIN, Texas, June 1, 2022 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced it acquired Powerblanket, (“Powerblanket”), a leading North American supplier of heated blankets built upon patented heat spreading technology and portable industrial chillers. Powerblanket increases Thermon’s exposure to growing industrial and commercial end-markets through its freeze protection, temperature control and flow assurance solutions.

Thermon’s CEO and President Bruce Thames said, “The Powerblanket platform provides an opportunity for Thermon to deepen its presence in diverse end-markets with patented technology that complements existing Thermon solutions. Margins are expected to be accretive to the overall Thermon business, and we are excited about the opportunity to accelerate Powerblanket’s growth by bringing their solutions to market through our global sales network. We also see an opportunity to leverage Heat Authority, their online sales platform, to expand access to the commercial market for Thermon environmental heaters, accessories and other products. We are inheriting a strong and experienced team with a culture that aligns very well with Thermon’s core values of care, commit and collaborate. We look forward to welcoming the Powerblanket team to Thermon as we continue to build on the solid foundation the company has built over the last 17 years.”

Powerblanket recognized revenue of over $17 million in the fiscal year ended March 31, 2022. Thermon expects the transaction to be accretive to GAAP earnings per share in the first twelve months and will generate a return on capital in excess of its cost of capital in less than three years, consistent with its overall capital allocation goals. The acquisition was funded with cash on hand and borrowings under Thermon’s revolving credit facility.

ABOUT POWERBLANKET

Founded in 2005, Powerblanket is a leading expert in temperature control that provides patented standard and custom-made heating products, world-class industrial chillers and cooling wraps, and operates an industrial heating e-commerce website from its headquarters in Salt Lake City, Utah. For more information, please visit www.powerblanket.com

ABOUT THERMON

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

FORWARD LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy and the financial performance of the Powerblanket acquisition. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of a global pandemic, including the current pandemic (COVID-19 and its variants); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to successfully develop and improve our products and successfully implement new technologies; (vi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (vii) our ability to deliver existing orders within our backlog; (viii) our ability to bid and win new contracts; (ix) the imposition of certain operating and financial restrictions contained in our debt agreements; (x) our revenue mix; (xi) our ability to grow through strategic acquisitions; (xii) our ability to manage risk through insurance against potential liabilities (xiii) changes in relevant currency exchange rates; (xiv) tax liabilities and changes to tax policy; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) the credit risk associated to our extension of credit to customers; (xxiv) our ability to achieve our operational initiatives; (xxv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxvi) potential liability related to our products as well as the delivery of products and services; (xxvii) our ability to comply with foreign anti-corruption laws; (xxviii) export control regulations or sanctions; (xxix) changes in government administrative policy; (xxx) the current geopolitical instability in Russia and Ukraine and related sanctions by the U.S. and Canadian governments and European Union; (xxxi) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxii) climate change and related regulation of greenhouse gases, and (xxxiii) those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2022 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox, Chief Financial Officer
Ivonne Salem, Vice President, FP&A and Investor Relations
(512) 690-0600
Investor.Relations@thermon.com